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EXHIBIT 10.95
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                          SPARTA PHARMACEUTICALS, INC.


                             STOCK OPTION AGREEMENT


         This certifies that, pursuant to the Sparta Pharmaceuticals, Inc. 1991 Stock Plan, as amended, the Board of Directors of Sparta Pharmaceuticals, Inc. has granted an option to purchase shares of Common Stock of Sparta Pharmaceuticals, Inc., as follows:

     Name and Address
     of Optionee:                      Martin Rose, M.D., J.D.
                                       6709 Kenhill Road
                                       Bethesda,  MD        20817


     Position of
     Optionee:                         Vice President of Clinical & Regulatory
                                                Affairs

     Type of Option:                   Incentive Stock Option


     Number of shares
     subject to Option:                150,000 Shares of Common Stock


     Exercise Price:                   $.625 per share of Common Stock


     Date of Grant:                    September 15, 1997


     Expiration Date:                  September 15, 2007




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         Vesting Schedule:

                  Options for 37,500 shares exercisable on or after 9/15/98 Options for 75,000 shares exercisable on or after 9/15/99 Options for 112,500 shares exercisable on or after 9/15/00 Options for 150,000 shares exercisable on or after 9/15/01

         Exercise Following Termination:

                  If Optionee ceases to be an Employee before this Option is exercised in full, the Option may be exercised as follows:

                           (a) If Optionee's termination is for "cause" (as defined in the Plan), the Option shall be forfeited immediately.

                           (b) If Optionee's termination is a result of Disability or death, Optionee (or his Survivors) may exercise, for a period of one year after such date or until the expiration of the Option, whichever is earlier, any portion of the Option that was exercisable on the date of his termination and a pro rata portion of the Options that would have become exercisable on the next anniversary of the date of grant (based on the number of days that elapsed during the period prior to the date of his termination).

                           (c) If Optionee's termination is not a result of Disability or death or for "cause", Optionee may exercise, for a period of three months after the date of termination or until the expiration of the Option, whichever is earlier, any portion of the Option that was exercisable on the date of his termination. If Optionee dies during such three-month period, his Survivors may exercise such portion of the Option within one year after Optionee's death or until the expiration of the Option, whichever is earlier.




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         The option is subject to all the terms and conditions of the aforementioned Plan, a copy of which is attached to this certificate which contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers and sales of the Company. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. Terms used herein shall have the meanings set forth in the Plan. Notwithstanding the foregoing, in the event of a "Change of Control" (as defined below) while the Optionee is an employee of the Company, the Optionee shall be entitled to exercise this Option, commencing as of immediately prior to the consummation of such Change of Control (but subject to the consummation of such Change of Control) and in the event of a Change of Control as a result of a tender offer, this Option shall become fully exercisable in a timely manner such that the Optionee may participate in such tender offer at any stage, for all of the Shares then remaining subject to purchase under such Option whether or not the right to purchase such Shares shall have become vested and become exercisable.

         A "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following:

         (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;

         (ii) individuals who, as of September 15, 1997, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least 50% of the Board of Directors (hereinafter referred to as a "Board Change"), provided that any individual becoming a director subsequent to September 15, 1997 whose election or nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of provision, considered as though such individual were an Incumbent Director; or

         (iii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, Shares representing in the aggregate more than 50% of the combined voting power of all the outstanding securities of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent Company, if any); or

         (iv) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act") (other than the Company, any employee benefit plan of the Company or any entity



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organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate thirty percent (30%) or more of either (a) the then outstanding shares of Common Stock of the Company or (b) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company ("Voting Securities") (hereafter referred to as an "Acquisition"); provided, that, notwithstanding the foregoing, an Acquisition shall not be deemed to have occurred for purposes of this clause (iv) (1) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Common Stock beneficially owned by any person to thirty percent (30%) or more of the Common Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities or (2) solely as the result of an acquisition of securities from the Company; except that if any person referred to in clause (1)(x) or (1)(y) of this sentence or to which clause (2) of this sentence is applicable shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction or a transaction to which clause (2) applies), then an Acquisition shall be deemed to have occurred for purposes of this clause (iv).



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         The undersigned Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and conditions of the option set forth in the Plan and in this Stock Option Agreement.

Date:    September 15, 1997                 SPARTA PHARMACEUTICALS, INC.


                                               /s/ Jerry B. Hook
                                            -------------------------------
                                            By: Jerry B. Hook, Ph.D.
                                            Title: President & CEO


                                               /s/ Martin Rose
                                            -------------------------------
                                                    Martin Rose, M.D., J.D.